FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FOURTH QUARTER 2018 RESULTS

- - Excellent Sales Growth - -
- - Strong Earnings Growth - -

COLUMBUS, Ohio, USA - February 7, 2019 - Mettler-Toledo International Inc. (NYSE: MTD) today announced fourth quarter results for 2018. Provided below are the highlights:

•	Reported sales increased 5% compared with the prior year. In local currency, sales increased 8% in the quarter as currency reduced sales growth by 3%.

•
Net earnings per diluted share as reported (EPS) were $7.11, compared with $2.93 in the prior-year period. Adjusted EPS was $6.85, an increase of 15% over the prior-year amount of $5.97. Adjusted EPS is a non-GAAP measure, and we have included a reconciliation to EPS on the last page of the attached schedules.

Fourth Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, "We achieved excellent sales growth in the quarter with very good results in most of our Laboratory and Industrial product lines. China had another quarter of strong sales growth. We benefited from our productivity and margin initiatives, and despite adverse currency and higher tariff costs, recognized a strong increase in operating margins and earnings growth."

GAAP Results
EPS in the quarter was $7.11, compared with the prior-year amount of $2.93. Included in 2018 EPS is a one-time non-cash acquisition-related gain of $0.75 and included in 2017 EPS is a tax charge of $2.74. Additional details on one-time items included in EPS are found in the attached schedules.

Compared with the prior year, total reported sales increased 5% to $817.9 million. By region, reported sales increased 6% in the Americas, 3% in Europe and 7% in Asia/Rest of World. Earnings before tax amounted to $230.5 million, compared with $193.9 million in the prior year.

Non-GAAP Results
Adjusted EPS was $6.85, an increase of 15% over the prior-year amount of $5.97.

Compared with the prior year, total sales in local currency increased 8% as currency reduced reported sales growth by 3%. By region, local currency sales increased 7% in the Americas, 6% in Europe and 10% in Asia/Rest of World. Adjusted Operating Income amounted to $239.7 million, an 11% increase from the prior-year amount of $216.9 million.

Adjusted EPS and Adjusted Operating Income are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Full Year Results

GAAP Results
EPS in 2018 was $19.88, compared with the prior-year amount of $14.24. Included in 2018 EPS is a one-time non-cash acquisition-related gain of $0.74 and included in 2017 EPS is a tax charge of $2.73. Additional details on one-time items included in EPS are found in the attached schedules.

Total reported sales increased 8% in 2018 to $2.936 billion. By region, reported sales increased 5% in the Americas, 7% in Europe and 12% in Asia/Rest of World. Earnings before tax amounted to $651.9 million, compared with $574.2 million in the prior year.

Non-GAAP Results
Adjusted EPS was $20.32, an increase of 16% over the prior-year amount of $17.57.

Total sales in local currency increased 6% in 2018 as currency benefited reported sales growth by 2%. By region, local currency sales increased 5% in the Americas, 4% in Europe and 10% in Asia/Rest of World. Adjusted Operating Income amounted to $730.5 million, a 12% increase from the prior-year amount of $652.6 million.

Adjusted EPS and Adjusted Operating Income are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Outlook

The Company said that based on its assessment of market conditions today, management anticipates local currency sales growth in 2019 will be approximately 5%. This sales growth is expected to result in Adjusted EPS in the range of $22.50 to $22.70, a growth rate of 11% to 12%. Previously, the Company provided guidance for Adjusted EPS in the range of $22.40 to $22.60.

Based on today's assessment of market conditions, management anticipates that local currency sales growth in the first quarter 2019 will be approximately 5.5%, and Adjusted EPS is forecasted to be in the range of $4.00 to $4.05, an increase of 7% to 8%.

While the Company has provided an outlook for local currency sales growth and Adjusted EPS, it has not provided an outlook for reported sales growth or EPS as it would require an estimate of currency exchange fluctuations and non-recurring items, which are not yet known. The Company noted in making its outlook that economic uncertainty remains in certain regions of the world and market conditions are subject to change.

Conclusion

Filliol concluded, "We ended 2018 on a positive note as demand in our markets remains solid and our growth initiatives continue to yield strong results. We are cautious on the global economy as uncertainties exist, particularly concerning trade tariff disputes. We will continue to monitor developments closely and adapt our plans if economic conditions change. We assume market conditions will remain favorable and are confident in our ability to execute on our growth initiatives. With the benefit of our investments in our field force, Spinnaker sales and marketing programs and new product launches, we believe we are well positioned to continue to gain market share. With the positive impact from margin and productivity initiatives and, despite headwinds due to currency and tariffs, we believe we can deliver strong results in 2019."

Other Matters
The Company will host a conference call to discuss its quarterly results today (Thursday, Feb. 7) at 4:30 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control and manufacturing processes for customers in a wide range of industries including life sciences, food and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential”

or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 10-K. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the caption “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2018		% of sales	December 31, 2017		% of sales
Net sales	$817,923	(a)	100.0	$778,031		100.0
Cost of sales	340,357		41.6	322,256	(b)	41.4
Gross profit	477,566		58.4	455,775		58.6

Research and development	36,205		4.4	32,324	(b)	4.2
Selling, general and administrative	201,653		24.7	206,547	(b)	26.5
Amortization	11,963		1.5	11,661		1.5
Interest expense	8,840		1.1	8,625		1.1
Restructuring charges	4,464		0.5	3,932		0.5
Other charges (income), net	(16,013)		(2.0)	(1,214)	(b)	(0.1)
Earnings before taxes	230,454		28.2	193,900		24.9

Provision for taxes	49,268	(c)	6.0	116,924	(c)	15.0
Net earnings	$181,186		22.2	$76,976		9.9

Basic earnings per common share:
Net earnings	$7.25			$3.01
Weighted average number of common shares	24,975,303			25,562,542

Diluted earnings per common share:
Net earnings	$7.11			$2.93
Weighted average number of common and common equivalent shares	25,490,270			26,229,052

Note:
(a)	Local currency sales increased 8% as compared to the same period in 2017.
(b)
In accordance with the new accounting rules that went into effect January 1, 2018, the Company reclassified a net pension benefit of $0.9 million into other charges (income) from other income statement categories for the three months ended December 31, 2017 to be consistent with 2018 presentation.

(c)	Provision for taxes includes charges of $3.6 million and $72 million for the three months ended December 31, 2018 and 2017, respectively, for the implementation of the Tax Cuts and Jobs Act.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three Months Ended			Three Months Ended
	December 31, 2018		% of sales	December 31, 2017		% of sales
Earnings before taxes	$230,454			$193,900
Amortization	11,963			11,661
Interest expense	8,840			8,625
Restructuring charges	4,464			3,932
Other charges (income), net	(16,013)	(d)		(1,214)
Adjusted operating income	$239,708	(e)	29.3	$216,904		27.9

Note:
(d)
Other charges (income), net includes a one-time gain of $18.7 million relating to the Biotix acquisition contingent consideration and a one-time legal charge of $3.0 million for the three months ended December 31, 2018.

(e)	Adjusted operating income increased 11% as compared to the same period in 2017.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2018		% of sales	December 31, 2017		% of sales
Net sales	$2,935,586	(a)	100.0	$2,725,053		100.0
Cost of sales	1,251,208		42.6	1,149,302	(b)	42.2
Gross profit	1,684,378		57.4	1,575,751		57.8

Research and development	141,071		4.8	128,308	(b)	4.7
Selling, general and administrative	812,802		27.7	794,861	(b)	29.2
Amortization	47,524		1.6	42,671		1.6
Interest expense	34,511		1.2	32,785		1.2
Restructuring charges	18,420		0.6	12,772		0.5
Other charges (income), net	(21,808)		(0.7)	(9,868)	(b)	(0.5)
Earnings before taxes	651,858		22.2	574,222		21.1

Provision for taxes	139,247	(c)	4.7	198,250	(c)	7.2
Net earnings	$512,611		17.5	$375,972		13.8

Basic earnings per common share:
Net earnings	$20.33			$14.62
Weighted average number of common shares	25,215,674			25,713,575

Diluted earnings per common share:
Net earnings	$19.88			$14.24
Weighted average number of common and common equivalent shares	25,781,324			26,393,783

Note:
(a)	Local currency sales increased 6% as compared to the same period in 2017.
(b)
In accordance with the new accounting rules that went into effect on January 1, 2018, the Company reclassified a net pension benefit of $4.0 million into other charges (income) from other income statement categories for the twelve months ended December 31, 2017 to be consistent with 2018 presentation.

(c)	Provision for taxes includes charges of $3.6 million and $72 million for the twelve months ended December 31, 2018 and 2017, respectively, for the implementation of the Tax Cuts and Jobs Act.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Twelve Months Ended			Twelve Months Ended
	December 31, 2018		% of sales	December 31, 2017		% of sales
Earnings before taxes	$651,858			$574,222
Amortization	47,524			42,671
Interest expense	34,511			32,785
Restructuring charges	18,420			12,772
Other charges (income), net	(21,808)	(d)		(9,868)	(f)
Adjusted operating income	$730,505	(e)	24.9	$652,582		23.9

Note:
(d)
Other charges (income), net includes a one-time gain of $18.7 million relating to the Biotix acquisition contingent consideration and a one-time legal charge of $3.0 million for the twelve months ended December 31, 2018.

(e)	Adjusted operating income increased 12% as compared to the same period in 2017.
(f)
Other charges (income), net includes a one-time gain of $3.4 million relating to the sale of a facility in Switzerland in connection with our initiative to consolidate certain Swiss operations into a new facility and $1.7 million of acquisition costs for the twelve months ended December 31, 2017.

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	December 31, 2018	December 31, 2017

Cash and cash equivalents	$178,110	$148,687
Accounts receivable, net	535,528	528,615
Inventories	268,821	255,390
Other current assets and prepaid expenses	63,401	74,031
Total current assets	1,045,860	1,006,723

Property, plant and equipment, net	717,526	668,271
Goodwill and other intangible assets, net	752,088	766,556
Other non-current assets	103,373	108,255
Total assets	$2,618,847	$2,549,805

Short-term borrowings and maturities of long-term debt	$49,670	$19,677
Trade accounts payable	196,641	167,627
Accrued and other current liabilities	488,123	502,369
Total current liabilities	734,434	689,673

Long-term debt	985,021	960,170
Other non-current liabilities	309,329	352,682
Total liabilities	2,028,784	2,002,525

Shareholders’ equity	590,063	547,280
Total liabilities and shareholders’ equity	$2,618,847	$2,549,805

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2018	2017	2018	2017
Cash flow from operating activities:
Net earnings	$181,186	$76,976	$512,611	$375,972
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	9,278	9,037	37,167	33,458
Amortization	11,963	11,661	47,524	42,671
Deferred tax provision (benefit)	14,203	5,009	2,302	(2,745)
Share-based compensation	5,074	4,759	17,579	16,582
U.S. tax reform charge (a)	3,597	71,982	3,597	71,982
Acquisition gain (b)	(18,674)	—	(18,674)	—
Gain on facility sale	—	—	—	(3,394)
Other	147	16	(2,559)	243
Decrease in cash resulting from changes in
operating assets and liabilities	(8,202)	(14,350)	(34,542)	(18,444)
Net cash provided by operating activities	198,572	165,090	565,005	516,325
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	381	1,536	8,190	11,973
Purchase of property, plant and equipment	(46,061)	(41,600)	(142,726)	(127,426)
Acquisitions	(565)	—	(5,527)	(108,445)
Net hedging settlements on intercompany loans	1,899	2,838	1,119	6,554
Net cash used in investing activities	(44,346)	(37,226)	(138,944)	(217,344)
Cash flows from financing activities:
Proceeds from borrowings	168,341	258,501	940,615	1,244,195
Repayments of borrowings	(172,620)	(351,111)	(876,324)	(1,185,172)
Proceeds from exercise of stock options	9,823	5,334	24,600	28,649
Repurchases of common stock	(118,750)	(64,999)	(474,999)	(399,997)
Other financing activities	(250)	—	(1,914)	(7,205)
Net cash used in financing activities	(113,456)	(152,275)	(388,022)	(319,530)
Effect of exchange rate changes on cash and cash equivalents	(108)	4,012	(8,616)	10,562
Net increase (decrease) in cash and cash equivalents	40,662	(20,399)	29,423	(9,987)
Cash and cash equivalents:
Beginning of period	137,448	169,086	148,687	158,674
End of period	$178,110	$148,687	$178,110	$148,687

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Net cash provided by operating activities	$198,572	$165,090	$565,005	$516,325
Payments in respect of restructuring activities	4,119	4,962	20,820	12,663
Payments for acquisition costs	233	672	375	1,436
Transition tax payment	—	—	4,200	—
Proceeds from sale of property, plant and equipment	381	1,536	8,190	11,973
Purchase of property, plant and equipment	(46,061)	(41,600)	(142,726)	(127,426)
Adjusted free cash flow	$157,244	$130,660	$455,864	$414,971
(a) Represents U.S. tax reform charges of $3.6 million and $72 million for the three and twelve months ended December 31, 2018 and 2017, respectively, for the implementation of the Tax Cuts and Jobs Act.

(b) Represents a one-time gain of $18.7 million relating to the Biotix acquisition contingent consideration for the three and twelve months ended December 31, 2018.

METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total
U.S. Dollar Sales Growth
Three Months Ended December 31, 2018			3%		6%	7%		5%
Twelve Months Ended December 31, 2018			7%		5%	12%		8%

Local Currency Sales Growth
Three Months Ended December 31, 2018			6%		7%	10%		8%
Twelve Months Ended December 31, 2018			4%		5%	10%		6%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Twelve months ended
	December 31,					December 31,
	2018		2017		% Growth	2018		2017		% Growth
EPS as reported, diluted	$7.11		$2.93		143%	$19.88		$14.24		40%

Restructuring charges, net of tax	0.14	(a)	0.12	(a)		0.56	(a)	0.38	(a)
Purchased intangible amortization, net of tax	0.10	(b)	0.09	(b)		0.39	(b)	0.27	(b)
U.S. tax reform	0.14	(c)	2.74	(c)		0.14	(c)	2.73	(c)
Income tax expense	0.02	(d)	0.09	(d)		—		—
Acquisition (gain) costs, net of tax	(0.75)	(e)	—			(0.74)	(e)	0.05	(e)
Legal charge, net of tax	0.09	(f)	—			0.09	(f)	—
Gain on facility sale	—		—			—		(0.10)	(g)

Adjusted EPS, diluted	$6.85		$5.97		15%	$20.32		$17.57		16%

Notes:
(a)
Represents the EPS impact of restructuring charges of $4.5 million ($3.5 million after tax) and $3.9 million ($3.1 million after tax) for the three months ended December 31, 2018 and 2017, and $18.4 million ($14.5 million after tax) and $12.8 million ($10.0 million after tax) for the twelve months ended December 31, 2018 and 2017, respectively, which primarily include employee related costs.

(b)
Represents the EPS impact of purchased intangibles amortization of $3.3 million ($2.5 million after tax) and $3.7 million ($2.3 million after tax) for the three months ended December 31, 2018 and 2017, and $13.3 million ($10.0 million after tax) and $10.9 million ($7.1 million after tax) for the twelve months ended December 31, 2018 and 2017, respectively.

(c)
Represents the EPS impact of U.S. tax reform charges of $3.6 million and $72.0 million for the three and twelve months ended December 31, 2018 and 2017, respectively, for the implementation of the Tax Cuts and Jobs Act.

(d)	Represents the EPS impact of the difference between our quarterly and annual tax rate from excess tax benefits associated with stock option exercises.
(e)
Represents the EPS impact of a one-time gain of $18.7 million ($19.2 million after tax) for the three and twelve months ended December 31, 2018 associated with the Biotix acquisition contingent consideration. Amounts for the twelve months ended December 31, 2017 represent the EPS impact of acquisition costs of $1.7 million ($1.3 million after tax).

(f)	Represents the EPS impact of a one-time legal charge of $3.0 million ($2.4 million after tax) for the three and twelve months ended December 31, 2018.
(g)
Represents the EPS impact of a one-time gain of $3.4 million ($2.7 million after tax) for the twelve months ended December 31, 2017 relating to the sale of a facility in Switzerland in connection with our initiative to consolidate certain Swiss operations into a new facility.